    As filed with the Securities and Exchange Commission on April 6, 1998.
                          Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
--------------------------------------------------------------------------------
                                    Form S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------
                             ACCUSTAFF INCORPORATED
               (Exact name of registrant as specified in charter)
--------------------------------------------------------------------------------

                               59-3116655 Florida
      (I.R.S. Employer Identification No.) (State or other jurisdiction of incorporation or organization)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                              One Independent Drive
                           Jacksonville, Florida 32202
                                  904-360-2000
                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)

                             ACCUSTAFF INCORPORATED
                              AMENDED AND RESTATED
                             1995 STOCK OPTION PLAN
                            (Full title of the plan)
                               Marc M. Mayo, Esq.
                              Senior Vice President
                               and General Counsel
                              One Independent Drive
                           Jacksonville, Florida 32202
                                  904-360-2000
                       (Name, address, including zip code,
                      and telephone number, including area
                           code, of agent for service)

                                   Copies to:

                             Michael B. Kirwan, Esq.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                           50 N. Laura St., Suite 2800
                           Jacksonville, Florida 32202
                                 (904) 354-8000
--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------- --------------------- -------------- --------------------- ----------------
          Title of Securities                   Amount           Proposed           Proposed           Amount of
           to be registered                     to be             maximum           maximum          registration
                                            registered(1)        offering          aggregate              fee
                                                                   price       offering price(2)
                                                               per Share(2)
---------------------------------------- --------------------- -------------- --------------------- ----------------
---------------------------------------- --------------------- -------------- --------------------- ================

Common Stock $.01 par value per
share(3)                                      3,000,000           $34.38          $103,140,000        $30,426.30
---------------------------------------- --------------------- -------------- --------------------- ================

(1) This Registration Statement also includes any additional shares that may hereafter become issuable as a result of the antidilution adjustment provisions of the Registrant's Amended and Restated 1995 Stock Option Plan (the "Plan").
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). (3) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests in the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act of 1933") and the Note to Part I of Form S-8.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant (File No. 0-24484) with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; and

     (2) The description of Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

     All other documents subsequently filed by the Registrant or the Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

ITEM 4.            DESCRIPTION OF SECURITIES.  Not Applicable.

ITEM 5.            INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not Applicable.

ITEM 6.            INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 10 of the Bylaws of the Registrant require the Registrant, to the fullest extent permitted or required by the Florida Business Corporation Act (the "FBCA"), to (i) indemnify its directors against any and all liabilities and
(ii) advance any and all reasonable expenses, incurred in any proceeding to which any such director is a party or in which such director is deposed or called to testify as a witness because he or she is or was a director of the Registrant.

     The Registrant's Bylaws also provide that the Registrant may purchase insurance on behalf of one or more of its directors, irrespective of whether the Registrant would be obligated to indemnify or advance expenses to such director. The Registrant has purchased insurance to protect directors, officers, employees or other agents and the Registrant from any liability asserted against them for acts taken or omissions occurring in their capacities as such.

     Section 607.0850(1) of the Florida Business Corporation Act (the "FBCA") empowers a corporation to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding (including any appeal thereof) if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Section 607.0850(2) of the FBCA empowers a corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding including appeals, provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification may be made for any claim, issue or matter as to which such person is adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper.

     Section 607.0850(3) of the FBCA provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any proceeding referred to in subsections (1) and
(2) of Section 607.0850 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

     Section 607.0850(4) provides that any indemnification under subsections (1) and (2) of Section 607.0850, unless determined by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (1) and (2) of Section 607.0850. Such determination shall be made:

     (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

     (b) if such a quorum is not obtainable, or, even if obtainable, by a majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

     (c) by independent legal counsel:

                   (1) selected by the board of directors as prescribed in paragraph (a) or a committee selected as prescribed in paragraph (b); or

                   (2) if no quorum of directors can be obtained under paragraph
(a) no committee can be designated under paragraph (b), by a majority vote of the full board of directors (in which directors who are parties may participate); or

     (d) by the shareholders by a majority vote of a quorum of shareholders who were not parties to such proceedings or if no quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

     Expenses incurred by a director or officer in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 607.0850.

     Section 607.0850(7) of the FBCA states that indemnification and advancement of expenses are not exclusive and empowers the corporation to make any other further indemnification or advancement of expenses of its directors, officers, employees or agents under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for actions in an official capacity and in other capacities while holding an office. However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions of the director, officer, employee or agent (a) violated criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) derived an improper personal benefit from such transaction, (c) was or is a director in a circumstance where the liability under Section 607.0834 of the FBCA (relating to unlawful distributions) applies, or (d) engages in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a shareholder.

     Section 607.0850(9) of the FBCA permits any director, officer, employee or agent who is or was a party to a proceeding to apply for indemnification or advancement of expenses to any court of competent jurisdiction. Section 607.0850(12) of the FBCA permits a corporation to purchase and maintain insurance for a director, officer, employee or agent against any liability incurred in his or her official capacity or arising out of his or her status as such regardless of the corporation's power to indemnify him or her against such liability under this section.

     According to Section 607.0831 of the FBCA, a director is not personally liable for monetary damages to the Registrant or any other person for any statement, vote, decision or failure to act, regarding corporate management or policy, unless the director breached or failed to perform his duties as a director and the director's breach of, or failure to perform those duties constitutes: (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reason to believe his conduct was unlawful; (ii) a transaction from which the director derived improper personal benefit; (iii) a violation of Section 607.0834 of the FBCA, which concerns unlawful payment of dividends; (iv) in a proceeding by or in the right of the corporation or a proceeding by or in the right of someone other than the corporation or a stockholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

ITEM 7.            EXEMPTION FROM REGISTRATION CLAIMED.  Not Applicable.

ITEM 8.            EXHIBITS

                   Exhibits required to be filed with the Registration Statement are listed in the following Exhibit Index. Certain of such exhibits that have heretofore been filed with the Commission and that are designated by reference to their exhibit number in prior filings are hereby incorporated herein by reference and made a part hereof.

ITEM 9.    UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

                    (1) To file,  during any period in which offers or sales are being  made,  a  post-effective  amendment  to this  Registration
               Statement:

                    (i) To include any prospectus  required by Section  10(a)(3)
               of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's certificate of incorporation, bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on December 9, 1997.

                             ACCUSTAFF INCORPORATED
                                  (Registrant)

                             By: /s/ Derek E. Dewan
                                ----------------------
                                 Derek E. Dewan
                               Chairman, President
                           and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW BY ALL MEN BY THESE PRESENT that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power in each to act alone), as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on December 9, 1997.

Signature                                       Title


/s/ Derek E. Dewan                  Chairman, President, Chief Executive Officer
----------------------              and Director (principal executive officer)
Derek E. Dewan


/s/ Michael D. Abney                Senior Vice President, Chief Financial
----------------------              Officer, Secretary, Treasurer and Director
Michael D. Abney                    (principal financial officer)




                     (Signatures continue on following page)

 /s/ Robert P. Crouch               Vice President and Controller (principal)
----------------------              accounting officer)
Robert P. Crouch


 /s/ John K. Anderson, Jr.          Director
----------------------
John K. Anderson, Jr.


 /s/ T. Wayne Davis                 Director
----------------------
T. Wayne Davis


 /s/ Daniel M. Doyle                Director
----------------------
Daniel M. Doyle


 /s/ Peter J. Tanous                Director
----------------------
Peter J. Tanous

     The Plan. Pursuant to the requirements of the Securities Act, the AccuStaff Incorporated 1995 Stock Option Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned plan administrator, thereunto duly authorized, in the City of Jacksonville, State of Florida, on December 9, 1997.

                                       ACCUSTAFF INCORPORATED
                                       1995 STOCK OPTION PLAN

                                       1995 STOCK OPTION PLAN COMMITTEE
                                       (Plan Administrator)

                                       By: /s/ Robert P. Crouch
                                       ------------------------
                                       Name: Robert P. Crouch
                      Title: Vice President and Controller

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8


Exhibit Number                              Description


4.1                Certificate of Incorporation, as amended, of the Registrant  (incorporated by reference to
                   Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31,
                   1995)

4.2                Bylaws, as amended, of the Registrant (incorporated herein by  reference to Exhibit 3.2 to the
                   Registrant's Annual Report on Form  10-K for the year ended December 31, 1996)

4.3                Accustaff Incorporated Amended and Restated 1995 Stock Option Plan

5.1                Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

23.1               Consent of Coopers & Lybrand L.L.P.

23.2               Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in Exhibit 5.1)

24.1               Power  of  Attorney  (included  on  signature  page of  this  Registration
                   Statement)

                                      II-8